Exhibit 10.7
FOOTBALL FANATICS, INC.
2008 EQUITY INCENTIVE PLAN
SECTION 1. Purpose; Definitions. The purposes of the Football Fanatics, Inc. 2008 Equity Incentive Plan (the “Plan”) are to: (a) enable Football Fanatics, Inc. (the “Company”) and its affiliated companies to recruit and retain highly qualified employees, directors and consultants; (b) provide those employees, directors and consultants with an incentive for productivity; and (c) provide those employees, directors and consultants with an opportunity to share in the growth and value of the Company.
For purposes of the Plan, unless otherwise provided by the Board with respect to a particular Award, the following initially capitalized words and phrases will be defined as set forth below, unless the context clearly requires a different meaning:
(a) “Affiliate” means, with respect to a Person, a Person that directly or indirectly Controls, or is Controlled by, or is under common Control with such Person.
(b) “Award” means a grant of Options, Restricted Stock or Restricted Stock Units pursuant to the provisions of the Plan.
(c) “Award Agreement” means, with respect to any particular Award, the written document that sets forth the terms of that particular Award.
(d) “Board” means the Board of Directors of the Company, as constituted from time to time; provided, however, that if the Board appoints a Committee to perform some or all of the Board’s administrative functions hereunder pursuant to Section 2, references in the Plan to the “Board” will be deemed to also refer to that Committee in connection with administrative matters to be performed by that Committee.
(e) “Cause” means (i) conviction of, or the entry of a plea of guilty or no contest to, a felony or any other crime that causes the Company or its Affiliates public disgrace or disrepute, or materially and adversely affects the Company’s or its Affiliates’ operations or financial performance or the relationship the Company has with its customers, (ii) gross negligence or willful misconduct with respect to the Company or any of its Affiliates, including, without limitation fraud, embezzlement, theft or proven dishonesty in the course of his or her employment; (iii) alcohol abuse or use of controlled drugs other than in accordance with a physician’s prescription; (iv) refusal to perform any lawful, material obligation or fulfill any duty (other than any duty or obligation of the type described in clause (vi) below) to the Company or its Affiliates (other than due to a Disability), which refusal, if curable, is not cured within 15 days after delivery of written notice thereof; (v) material breach of any agreement with or duty owed to the Company or any of its Affiliates, which breach, if curable, is not cured within 15 days after the delivery of written notice thereof; or (vi) any breach of any obligation or duty to the Company or any of its Affiliates (whether arising by statute, common law or agreement) relating to confidentiality, noncompetition, nonsolicitation or proprietary rights. Notwithstanding the foregoing, if a Participant and the Company (or any of its Affiliates) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “cause,” then with respect to such Participant, “Cause” shall have the meaning defined in that employment agreement, consulting agreement or other agreement.

(f) “Change in Control” means, with respect to any entity: (i) the sale, transfer, assignment or other disposition (including by merger or consolidation, but excluding any sales by stockholders made as part of an underwritten public offering of the common stock of the entity) by stockholders of the entity, in one transaction or a series of related transactions, of more than 50% of the voting power represented by the then outstanding capital stock of the entity to one or more Persons, (ii) the sale of all or substantially all of the assets of the entity (other than a transfer of financial assets made in the ordinary course of business for the purpose of securitization), or (iii) the liquidation, dissolution or winding up of the entity.
(g) “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.
(h) “Committee” means a committee appointed by the Board in accordance with Section 2 of the Plan.
(i) “Control” means, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise (the terms “Controlled by” and “under common Control with” shall have correlative meanings).
(j) “Director” means a member of the Board.
(k) “Disability” means a condition rendering a Participant Disabled.
(l) “Disabled” with respect to a particular Participant will have the same meaning as set forth in any long-term disability policy or program sponsored by the Company or any Affiliate covering such Participant, as in effect as of the date of such determination, or if no such policy or program shall be in effect, “Disabled” will have the meaning as set forth in Section 22(e)(3) of the Code.
(m) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
(n) “Fair Market Value” of a Share, means, as of any date: (i) the closing price of the Share as reported on the principal nationally recognized stock exchange on which the type of Shares are traded on such date, or if no prices are reported with respect to such Shares on such date, the closing price of the Share on the last preceding date on which there were reported prices of such Shares; or (ii) if the type of Shares are not listed or admitted to unlisted trading privileges on a nationally recognized stock exchange, the closing price of the Share as reported by The Nasdaq Global Market on such date, or if no prices of such Shares are reported on such date, the closing price of the Shares on the last preceding date on which there were reported prices of such Shares; or (iii) if Shares of that type are not listed or admitted to unlisted trading privileges on a nationally recognized stock exchange or traded on The Nasdaq Stock Market, the Fair Market Value will be determined in good faith by the Board acting in its discretion using the reasonable application of a reasonable valuation method based on the facts and circumstances existing on the valuation date, which determination will be conclusive.
(o) “Incentive Stock Option” means any Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

(p) “Non-Employee Director” will have the meaning set forth in Rule 16b-3(b)(3)(i) promulgated by the U.S. Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.
(q) “Non-Qualified Stock Option” means any Option that is not an Incentive Stock Option.
(r) “Option” means any option to purchase Shares (including Restricted Stock, if the Board so determines) granted pursuant to Section 5 hereof.
(s) “Parent” means a “parent corporation” of the Company (or, in the context of Section 15(c) of the Plan, of a successor corporation), whether now or hereafter existing, as defined in Section 424(e) of the Code.
(t) “Participant” means an employee, leased employee, consultant, Director or other service provider of the Company or any of its Affiliates to whom an Award is granted.
(u) “Person” means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association.
(v) “Repurchase Agreement” means an agreement between the Company and a Participant (or such Participant’s estate, heirs or beneficiaries), in such form determined from time to time by the Company in its sole discretion, that may require a Participant (or such Participant’s estate, heirs or beneficiaries) to sell Shares acquired or received pursuant to an Award under the Plan back to the Company at a per share price equal to Fair Market Value (or, with respect to a Participant whose employment with the Company is terminated by the Company for Cause, if lower, at a per share price equal to the exercise price or purchase price relating to such Shares), in the event that such Participant’s employment with the Company terminates for any reason.
(w) “Restricted Stock” means Shares that are subject to restrictions pursuant to Section 7 hereof.
(x) “Restricted Stock Unit” means a right granted under and subject to restrictions pursuant to Section 8 hereof.
(y) “Shares” means shares of the Company’s Common Stock, par value $0.001, subject to substitution or adjustment as provided in Section 3(c) hereof.
(z) “Service Provider” means an employee, officer, director or independent contractor of the Company, as the case may be.
(aa) “Subsidiary” means, in respect of the Company, a subsidiary company, whether now or hereafter existing, as defined in Sections 424(f) of the Code.
(bb) “Voting Agreement” means that certain Voting Agreement made by and among the Company and certain of its stockholders, dated as of August 2, 2007, as amended from time to time.

SECTION 2. Administration.
(a) The Plan will be administered by the Board; provided, however, that the Board may at any time appoint a Committee to perform some or all of the Board’s administrative functions hereunder; and provided further, that the authority of any Committee appointed pursuant to this Section 2 will be subject to such terms and conditions as the Board may prescribe.
(b) Subject to the requirements of the Company’s by-laws and certificate of incorporation, the Voting Agreement and any other agreement that governs the appointment of Board committees, any Committee established under this Section 2 will be composed of not fewer than two members, each of whom will serve for such period of time as the Board determines. From time to time the Board may increase the size of the Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.
(c) Directors who are eligible for Awards or have received Awards may vote on any matters affecting the administration of the Plan or the grant of Awards, except that no such member will act upon the grant of an Award to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the grant of Awards to himself or herself.
(d) The Board will have full authority to grant Awards under this Plan. In particular, subject to, the terms of the Plan, the Board will have the authority:
(i) to select the persons to whom Awards may from time to time be granted hereunder (consistent with the eligibility conditions set forth in Section 4);
(ii) to determine the type of Award to be granted to any person hereunder;
(iii) to determine the number and type of Shares, if any, to be covered by each Award;
(iv) to establish the terms and conditions of each Award Agreement;
(v) to determine whether and under what circumstances an Option may be exercised without a payment of cash under Section 5(b); and
(vi) to determine whether, to what extent and under what circumstances Shares and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Participant.
(e) The Board will have, the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable; to establish the terms of each Award Agreement; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement); and to otherwise supervise the administration of the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan.

(f) All decisions made by the Board pursuant to the provisions of the Plan will be final and binding on all persons, including the ‘Company, its Affiliates and Participants. No Director or member of the Committee, nor any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and each of the foregoing shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including without limitation reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.
SECTION 3. Shares Subject to the Plan.
(a) Shares Subject to the Plan. The Shares to be subject to or related to Awards under the Plan will be authorized and unissued Shares of the Company, whether or not previously issued and subsequently acquired by the Company. The maximum number of Shares that may be subject to Awards under the Plan is one million, one hundred eighty-eight thousand seven hundred forty-eight (1,188,748), all of which may be issued in respect of Incentive Stock Options. The Company will reserve for the purposes of the Plan, out of its authorized and unissued Shares, such number of Shares.
(b) Effect of the Expiration or Termination of Awards. If and to the extent that an Option expires, terminates or is canceled or forfeited for any reason without having been exercised in full, the Shares associated with that Option will again become available for grant under the Plan. Similarly, if and to the extent any Restricted Stock or Restricted Stock Unit is canceled, forfeited or repurchased for any reason, or if any Share is withheld pursuant to Section 12(d) in settlement of a tax withholding obligation associated with an Award, that Share will again become available for grant under the Plan. Finally, if any Share is received in satisfaction of the exercise price payable upon exercise of an Option, that Share will become available for grant under the Plan.
(c) Other Adjustment. Subject to any required action by the shareholders of the Company, the number of Shares of Common Stock covered by each outstanding Option and/or Restricted Stock Unit, and the number of Shares of Restricted Stock outstanding, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Option and/or Restricted Stock Unit, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an Award hereunder.
(d) Change in Control. Notwithstanding anything to the contrary set forth in the Plan, upon or in anticipation of any Change in Control of the Company or any of its Affiliates, the Board may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control: (i) cause any or all outstanding Options held by

Participants affected by the Change in Control to become vested and immediately exercisable, in whole or in part; (ii) cause any or all outstanding Restricted Stock or Restricted Stock Units held by Participants affected by the Change in Control to become non-forfeitable, in whole or in part; (iii) cancel any Option in exchange for a substitute option in a manner consistent with the requirements of Treas. Reg. §1.424-1(a) (notwithstanding the fact that the original Option may never have been intended to satisfy the requirements for treatment as an Incentive Stock Option); (iv) cancel any Restricted Stock or Restricted Stock Units held by a Participant affected by the Change in Control in exchange for restricted stock of or restricted stock units in respect of the capital stock of any successor corporation; (v) redeem any Restricted Stock held by a Participant affected by the Change in Control for cash and/or other substitute consideration with a value equal to the Fair Market Value of an unrestricted Share on the date of the Change in Control; (vi) cancel any Option held by a Participant affected by the Change in Control in exchange for cash and/or other substitute consideration with a value equal to (A) the number of Shares subject to that Option, multiplied by (B) the difference, if any, between the Fair Market Value per Share on the date of the Change in Control and the exercise price of that Option; provided, that if the Fair Market Value per Share on the date of the Change in Control does not exceed the exercise price of any such Option, the Board may cancel that Option without any payment of consideration therefor; or (vii) cancel any Restricted Stock Unit held by a Participant affected by the Change in Control in exchange for cash and/or other substitute consideration with a value equal to the Fair Market Value per Share on the date of the Change in Control.
SECTION 4. Eligibility. Employees, Directors, consultants, and other individuals who provide services to the Company or its Affiliates are eligible to be granted Awards under the Plan; provided, however, that only employees of the Company or a Subsidiary are eligible to be granted Incentive Stock Options.
SECTION 5. Options.
(a) Options granted under the Plan may be of two types: (i) Incentive Stock Options or (ii) Non-Qualified Stock Options. Any Option granted under the Plan will be in such form as the Board may at the time of such grant approve.
(b) The Award Agreement evidencing any Option will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion:
(i) Option Price. The exercise price per Share purchasable under an Option will be not less than 100% of the Fair Market Value of the Share on the date of the grant. However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns more than 10% of the voting power of all classes of shares of the Company or of a Subsidiary will have an exercise price per Share of not less than 110% of Fair Market Value per Share on the date of the grant.
(ii) Option Term. The term of each Option will be fixed by the Board, but no Option will be exercisable more than 10 years after the date the Option is granted. However, any Incentive Stock Option granted to any Participant who, at the time such Option is granted, owns more than 10% of the voting power of all classes of shares of the Company or of a Subsidiary may not have a term of more than five years. No Option may be exercised by any person after expiration of the term of the Option.

(iii) Exercisability. Options will vest and be exercisable at such time or times and subject to such terms and conditions as determined by the Board at the time of grant. If the Board provides, in its discretion, that any Option is exercisable only in installments, the Board may waive such installment exercise provisions at any time at or after grant, in whole or in part, based on such factors as the Board determines, in its sole and absolute discretion.
(iv) Method of Exercise. Subject to the terms of the Plan (including without limitation the termination provisions set forth in Section 6) and the applicable Award Agreement, Options may be exercised in whole or in part at any time and from time to time during the term of the Option, by the delivery of written notice of exercise by the Participant to the Company specifying the number of Shares to be purchased. Such notice will he accompanied by payment in full of the purchase price, either by certified or bank check, or such other means as the Board may accept. As determined by the Board, in its sole discretion, at or after grant, payment in full or in part of the exercise price of an Option may be made in the form of previously acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised. Subject to the approval of the Board, an Option may be exercised through a cashless exercise procedure, including by the Company withholding and cancelling an appropriate number of Shares otherwise issuable to the Participant upon such exercise. No Shares will be issued upon exercise of an Option until full payment therefor has been made. A Participant will not have the right to distributions or dividends or any other rights of a stockholder with respect to Shares subject to the Option until the Participant has given written notice of exercise, has paid in full for such Shares, and, if requested, has given the representation described in Section 12(a) hereof.
(v) Notwithstanding any other provision of the Plan to the contrary, the Board shall have the sole and absolute right to condition the exercise of any Option upon the Participant or other person holding such Option executing, or otherwise becoming a party to, the Voting Agreement and the Repurchase Agreement.
(vi) Incentive Stock Option Limitations. In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other plan of the Company or any Parent or Subsidiary will not exceed $100,000. For purposes of applying the foregoing limitation, Incentive Stock Options will be taken into account in the order granted. To the extent any Option does not meet such limitation, that Option will be treated for all purposes as a Non-Qualified Stock Option.
(vii) Termination of Service. Unless otherwise specified in the applicable Award Agreement, Options will be subject to the terms of Section 6 with respect to exercise upon or following termination of employment or other service.
(viii) Transferability of Options. Except as may otherwise be specifically determined by the Board with respect to a particular Option: (i) no Option will he transferable by the Participant other than by will or by the laws of descent and distribution; and (ii) all Options will be exercisable during the Participant’s lifetime only by the Participant or, in the event of his or her Disability, by his or her personal representative. Notwithstanding the foregoing, subject to the approval of the Board, a Non-Qualified Stock Option may be assigned in whole or in part during the Participant’s lifetime to one or more members of the Participant’s family or to a trust established exclusively for the Participant and/or one or more such family members or to Participant’s former spouse, to the extent such assignment is in connection with the Participant’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the Non-Qualified Option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the Option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Board may deem appropriate.
SECTION 6. Termination of Service. Unless otherwise specified with respect to a particular Award, Options granted hereunder will remain exercisable after termination of employment or other service only to the extent specified in this Section 6.
(a) Termination by Reason of Death. If a Participant’s service with the Company or any of its Affiliates terminates by reason of death, any Option held by such Participant may thereafter be exercised, to the extent then vested and exercisable or on such accelerated basis as the Board may determine, at or after grant, by the legal representative of the estate or by the legatee of the Participant under the will of the Participant, for a period expiring (i) at such time as may be specified by the Board at or after the time of grant, or (ii) if not specified by the Board, then 12 months from the date of death, or (iii) if sooner than the applicable period specified under (i) or (ii) above, then upon the expiration of the stated term of such Option.
(b) Termination by Reason of Disability. If a Participant’s service with the Company or any of its Affiliates terminates by reason of Disability, any Option held by such Participant may thereafter be exercised by the Participant or his or her personal representative, to the extent it was vested and exercisable at the time of termination, or on such accelerated basis as the Board may determine at or after grant, for a period expiring (i) at such time as may be specified by the Board at or after the time of grant, or (ii) if not specified by the Board, then 12 months from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, then upon the expiration of the stated term of such Option.
(c) Cause. If a Participant’s service with the Company or any Affiliate is terminated for Cause: (i) any Option not already exercised, whether or not then vested, will be immediately and automatically forfeited as of the date of such termination, and (ii) any Shares for which the Company has not yet delivered share certificates will be immediately and automatically forfeited and the Company will refund to the Participant the Option exercise price paid for such Shares, if any.
(d) Other Termination. If a Participant’s service with the Company or any Affiliate terminates for any reason other than death, Disability or Cause, any Option held by such Participant may thereafter be exercised by the Participant, to the extent it was vested and exercisable at the time of such termination, or on such accelerated basis as the Board may determine at or after grant, for a period expiring (i) at such time as may be specified by the Board at or after the time of grant, or (ii) if not specified by the Board, then 180 days from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, then upon the expiration of the stated term of such Option.

SECTION 7. Restricted Stock.
(a) Issuance. Restricted Stock may be issued either alone or in conjunction with other Awards. The Board will determine the time or times within which Restricted Stock may be subject to forfeiture, and all other conditions of such Awards.
(b) Awards and Certificates. The Award Agreement evidencing the grant of any Restricted Stock will contain such terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion. The prospective recipient of an Award of Restricted Stock will not have any rights with respect to such Award, unless and until such recipient has executed an Award Agreement and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award. The purchase price for Restricted Stock may, but need not, be zero. A share certificate will be issued in connection with each Award of Restricted Stock. Such certificate will be registered in the name of the Participant receiving the Award, and will bear the following legend and/or any other legend required by this Plan, the Award Agreement, the Voting Agreement, if any, or by applicable law:
THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE FOOTBALL FANATICS, INC. 2008 EQUITY INCENTIVE PLAN AND AN AGREEMENT ENTERED INTO BETWEEN [THE PARTICIPANT] AND FOOTBALL FANATICS, INC. (WHICH TERMS AND CONDITIONS MAY INCLUDE, WITHOUT LIMITATION, CERTAIN TRANSFER RESTRICTIONS, REPURCHASE RIGHTS AND FORFEITURE CONDITIONS). COPIES OF THAT PLAN AND AGREEMENT ARE ON FILE IN THE PRINCIPAL OFFICES OF FOOTBALL FANATICS, INC. AND WILL BE MADE AVAILABLE TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON REQUEST TO THE SECRETARY OF THE COMPANY.
Share certificates evidencing Restricted Stock will be held in custody by the Company or in escrow by an escrow agent until the restrictions thereon have lapsed. As a condition to any Restricted Stock award, the Participant may be required to deliver to the Company a share power, endorsed in blank, relating to the Shares covered by such Award.
(c) Restrictions and Conditions. The Restricted Stock awarded pursuant to this Section 7 will be subject to the following restrictions and conditions:
(i) During a period commencing with the date of an Award of Restricted Stock and ending at such time or times as specified by the Board (the “Restriction Period”), the Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Stock awarded under the Plan. The Board may condition the lapse of restrictions on Restricted Stock upon the continued employment or service of the recipient, the attainment of specified individual or corporate performance goals, or such other factors as the Board may determine, in its sole and absolute discretion.

(ii) Except as provided in this Paragraph (ii) or Section 7(c)(i), once the Participant has been issued a certificate or certificates for Restricted Stock, the Participant will have, with respect to the Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the Shares, and the right to receive any cash distributions or dividends. The Board, in its sole discretion, as determined at the time of award, may permit or require the payment of cash distributions or dividends to be deferred and, if the Board so determines, reinvested in additional Restricted Stock to the extent Shares are available under Section 3 of the Plan. Any distributions or dividends paid in the form of securities with respect to Restricted Stock will be subject to the same terms and conditions as the Restricted Stock with respect to which they were paid, including, without limitation, the same Restriction Period.
(iii) Subject to the applicable provisions of the Award Agreement, if a Participant’s service with the Company and its Affiliates terminates prior to the expiration of the Restriction Period, all of that Participant’s Restricted Stock which then remain subject to forfeiture will then be forfeited automatically.
(iv) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period (or if and when the restrictions applicable to Restricted Stock lapse pursuant to Sections 3(d)), the certificates for such Shares will be replaced with new certificates, without the restrictive legends described in Section 7(b) applicable to such lapsed restrictions, and such new certificates will be promptly delivered to the Participant, the Participant’s representative (if the Participant has suffered a Disability), or the Participant’s estate or heir (if the Participant has died).
SECTION 8. Restricted Stock Units. Subject to the other terms of the Plan, the Board may grant Restricted Stock Units to eligible individuals and may impose conditions on such units as it may deem appropriate. Each granted Restricted Stock Unit shall be evidenced by an Award Agreement in the form. that is approved by the Board and that is not inconsistent with the terms and conditions of the Plan. Each granted Restricted Stock Unit shall entitle the Participant to whom it is granted a distribution from the Company in an amount equal to the Fair Market Value (at the time of the distribution) of one Share. Distributions may be made in cash, Shares or a combination of cash and Shares. All other terms governing Restricted Stock Units, such as vesting, time and form of payment and termination of units shall be set forth in the Award Agreement.
SECTION 9. Amendments and Termination. The Board may amend, alter or discontinue the Plan at any time. However, except as otherwise provided in Section 3(d) of the Plan, no amendment, alteration or discontinuation will be made which would adversely affect the rights of a Participant with respect to an Award, without that Participant’s consent, or which, without the approval of such amendment within one year (365 days) of its adoption by the Board, by the Company’s stockholders in a manner consistent with Section 1.422-5 of the Treasury Regulations, would: (i) increase the total number of Shares reserved for the purposes of the Plan (except as otherwise provided in Section 3(c)), or (ii) change the persons or class of persons eligible to receive Awards.
SECTION 10. Unfunded Status of Plan. The Plan is intended to be “unfunded.” With respect to any payments not yet made to a Participant by the Company, nothing contained herein will give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Board may authorize the creation of grantor trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu of Shares or with respect to Awards.

SECTION 11. Substitute Options. In the event that the Company, directly or indirectly, acquires another entity, the Board may authorize the issuance of stock options (“Substitute Options”) to the individuals performing services for the acquired entity in substitution of stock options previously granted to those individuals in connection with their performance of services for such entity upon such terms and conditions as the Board shall determine, taking into account the conditions of Code Section 424(a), as from time to time amended or superseded, in the case of a Substitute Option that is intended to be an Incentive Stock Option. Shares of capital stock underlying Substitute Stock Options shall not constitute Shares issued pursuant to the Plan for any purpose.
SECTION 12. General Provisions.
(a) The Board shall condition any Award upon compliance with applicable securities laws. The Board may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Board believes are appropriate. The certificate evidencing any Award and any securities issued pursuant thereto may include any legend which the Board deems appropriate to reflect any restrictions on transfer and compliance with applicable securities laws. All certificates for Shares or other securities delivered under the Plan will be subject to such share-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities Act of 1933, as amended, the Exchange Act, any stock exchange upon which the Shares are then listed, and any other applicable federal or state securities laws, and the Board may cause a legend or legends to he put on any such certificates to make appropriate reference to such restrictions.
(b) Nothing contained in the Plan will prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
(c) Neither the adoption of the Plan nor the execution of any document in connection with the Plan will (i) confer upon any person any right to continued employment or engagement with the Company or any of its Affiliates, or (ii) interfere in any way with the right of the Company or any Affiliate to terminate the employment of any of its employees at any time.
(d) No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Board regarding the payment of any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Board, the minimum required withholding obligations may be settled with Shares, including Shares that would otherwise be issuable to a Participant upon the vesting, purchase or exercise of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

SECTION 13. Effective Date of Plan. Subject to the approval of the Plan by the Company’ stockholders within 12 months of the Plan’s adoption by the Board, the Plan will become effective on the date that it is adopted by the Board. In the absence of such stockholder approval, any Incentive Stock Option granted prior to the expiration of such 12-month period shall be treated for all purposes as a Non-Qualified Option.
SECTION 14. Term of Plan. The Plan will continue in effect until terminated in accordance with Section 9; provided, however, that no Incentive Stock Option will be granted hereunder on or after the 10th anniversary of the earlier of: (a) the date of the Plan’s adoption by the Board; or (b) the date of stockholder approval of the Plan (or, if the stockholders approve an amendment that increases the number of shares subject to the Plan, the 10th anniversary of the date of such approval); but provided further, that Incentive Stock Options granted prior to such 10th anniversary may extend beyond that date.
SECTION 15. Invalid Provisions. in the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.
SECTION 16. Governing Law. The Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws and judicial decisions of the State of Delaware, without regard to the application of the principles of conflicts of laws of Delaware or any other jurisdiction.
SECTION 17. Board Action. Notwithstanding anything to the contrary set forth in the Plan, any and all actions of the Board or Committee, as the case may be, taken under or in connection with the Plan and any agreements, instruments, documents, certificates or other writings entered into, executed, granted, issued and/or delivered pursuant to the terms hereof, will be subject to and limited by any and all votes, consents, approvals, waivers or other actions of all or certain stockholders of the Company or other persons required by:
(a) the Certificate of Incorporation of the Company (as the same may be amended and/or restated from time to time);
(b) the Bylaws of the Company (as the same may be amended and/or restated from time to time); and
(c) any other agreement, instrument, document or writing now or hereafter existing, between or among the Company and its stockholders or other persons (as the same may be amended from time to time).
SECTION 18. Notices. Any notice to be given to the Company pursuant to the provisions of the Plan will be given by registered or certified mail, postage prepaid, and, addressed, if to the Company to its Secretary (or such other person as the Company may designate in writing from time to time) at its principal executive office, and, if to a Participant, to the address given beneath his or her or her signature on his or her or her Award Agreement, or at such other address as such Participant may hereafter designate in writing to the Company. Any such notice will be deemed duly given on the date and at the time delivered via personal, courier or recognized overnight delivery service or, if sent via telecopier, on the date and at the time telecopied with confirmation of delivery or, if mailed, on the date five (5) days after the date of the mailing (which will be by regular, registered or certified mail). Delivery of a notice by telecopy (with confirmation) will he permitted and will he considered delivery of a notice notwithstanding that it is not an original that is received.

FIRST AMENDMENT TO
FOOTBALL FANATICS, INC.
2008 EQUITY INCENTIVE PLAN
This Amendment (this “Amendment”) to the Football Fanatics, Inc. 2008 Equity Incentive Plan (the “Plan”) is effective as of May 17, 2010 and is entered into in accordance with Section 9 of the Plan. All terms used herein but not otherwise defined shall have the respective meanings used in the Plan.
WHEREAS, the Company has determined to increase the maximum number of Shares that may be subject to Awards under the Plan to two million (2,000,000) (the “Increase of Plan Shares”); and
WHEREAS, the Board and the stockholders of the Company have each approved the Increase of Plan Shares.
NOW THEREFORE, in consideration of the foregoing recitals, the Plan is hereby amended as follows:
1.	Amendment to Section 3(a). Section 3(a) of the Plan is hereby amended by deleting the number “one million, one hundred eighty-eight thousand seven hundred forty-eight (1,188,748)” from the second line thereof and replacing such number with “two million (2,000,000).”

2.	No Other Amendments to the Plan. Each of the other terms and provisions of the Plan shall remain unaffected by this Amendment and shall remain in full force and effect.

3.	Governing Law. The internal laws of the State of Delaware, irrespective of its choice of law principles, shall govern this Amendment.
IN WITNESS WHEREOF, the Company has caused an authorized officer to execute this Amendment as of the first date set forth above.

Football Fanatics, Inc.
/s/ Thomas W. Stoltz
Thomas W. Stoltz
Chief Financial Officer

SECOND AMENDMENT TO
FOOTBALL FANATICS, INC.
2008 EQUITY INCENTIVE PLAN
This Second Amendment (this “Second Amendment”) to the Football Fanatics, Inc. 2008 Equity Incentive Plan, as amended (the “Plan”) is effective as of July 22, 2010 and is entered into in accordance with Section 9 of the Plan. All terms used herein but not otherwise defined shall have the respective meanings used in the Plan.
WHEREAS, the Board and the Company’s stockholders have each approved the Company’s Amended and Restated Certificate of Incorporation implementing a dual class voting structure.
NOW THEREFORE, in consideration of the foregoing recitals, the Plan is hereby amended as follows:
1.	Amendment to Section 1(y). The definition of “Shares” set forth in Section 1(y) of the Plan is hereby amended and restated in its entirety as follows:

“Shares” means shares of the Company’s class A common stock, par value $0.001 per share (the “Class A Common Stock”), subject to substitution or adjustment as provided in Section 3(c) hereof.

2.	Amendment to Section 3(c). Section 3(c) of the plan is hereby amended and restated in its entirety as follows:

Other Adjustment. Subject to any required action by the shareholders of the Company, the number of Shares of Class A Common Stock covered by each outstanding Option and/or Restricted Stock Unit, and the number of Shares of Restricted Stock outstanding, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Class A Common Stock covered by each such outstanding Option and/or Restricted Stock Unit, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Class A Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Class A Common Stock, or any other increase or decrease in the number of issued shares of Class A Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Class A Common Stock subject to an Award hereunder.

3.	No Other Amendments to the Plan. Each of the other terms and provisions of the Plan shall remain unaffected by this Second Amendment and shall remain in full force and effect.

4.	Governing Law. The internal laws of the State of Delaware, irrespective of its choice of law principles, shall govern this Second Amendment.
IN WITNESS WHEREOF, the Company has caused an authorized officer to execute this Second Amendment as of the first date set forth above.

Football Fanatics, Inc.
/s/ Thomas W. Stoltz
Thomas W. Stoltz
Chief Financial Officer

FORM OF
STOCK OPTION GRANT AGREEMENT
pursuant to the
FOOTBALL FANATICS, INC. 2008 EQUITY INCENTIVE PLAN
THIS STOCK OPTION GRANT AGREEMENT (the “Grant Agreement”) is made and entered into by and between Football Fanatics, Inc., a Delaware corporation (the “Company”) and the following individual:

Name:	(the “Optionee”)
Address
Capitalized terms used but not otherwise defined herein shall have the meanings as set forth in the Football Fanatics, Inc. 2008 Equity Incentive Plan, as amended (the “Plan”). The Optionee agrees to be bound by the terms and conditions of the Plan, which are incorporated herein by reference and which control in case of any conflict with this Grant Agreement, except as otherwise specifically provided in the Plan.
The Optionee is granted an Option to purchase Class A Common Stock of the Company, subject in all events to the terms and conditions of the Plan and this Grant Agreement, as follows:
A. DATE OF GRANT:
B. TYPE(S) OF OPTION: Non-Qualified Stock Option (“NSO”). This Option is NOT intended to qualify as an “incentive stock option.”
C. TOTAL SHARES OF CLASS A COMMON STOCK COVERED BY OPTION:
                                         Shares
D. EXERCISE PRICE OF OPTION: $                                         per Share (the “Exercise Price”)
E. EXPIRATION DATE: (subject to earlier termination as provided in the Plan and in Section G. below).
F. EXERCISE SCHEDULE: This Option will vest with respect to an incremental                                         % of the Shares covered hereby on each of the                                          anniversaries of the Date of Grant (indicated above).

Notwithstanding the foregoing, if 50% or fewer of the “Total Shares of Class A Common Stock Covered By Option” (as referenced in Section C of this Grant Agreement above and as adjusted pursuant to Section 3(c) of the Plan, if applicable (“Total Granted Adjusted Shares”)) are not yet vested, then, in the event of an Acceleration Transaction (as defined below), the following number of incremental Shares covered by this Option shall become, upon such Acceleration Event, fully vested and exercisable (if such number is greater than zero):
(i) Total Granted Adjusted Shares, multiplied by one-half;
minus
(ii) the total number of Shares subject to this Option that are vested immediately prior to such Acceleration Transaction (including any such Shares that have been previously exercised by the Optionee).
For purposes of the foregoing, an Acceleration Transaction shall mean a “Change in Control” of the Company that is described in Section 1(f)(i) or 1(f)(ii) (but not Section 1(f)(iii)) of the Plan.
G. EXERCISE OF OPTION FOLLOWING TERMINATION OF SERVICE: This Option shall terminate and be canceled to the extent not exercised within one hundred and eighty (180) days after the Optionee ceases to be a Service Provider, except that if such cessation is due to the death or Disability of the Optionee, this Option shall terminate and be canceled twelve months after the Optionee ceases to be a Service Provider. Notwithstanding the foregoing, in the event that the Service Provider’s service with the Company or any Affiliate is terminated for “Cause” (as defined in the Plan), then the Option shall immediately terminate on the date of such termination of service and shall not be exercisable for any period following such date. In no event, however, shall this Option be exercised later than the Expiration Date as provided above and in no event shall this Option be exercised for more Shares than the Shares which otherwise have become exercisable as of the date of cessation of status as a Service Provider.
H. COVENANTS AGREEMENT. As a condition of the granting of this Option, the Optionee shall execute and deliver a Non-Disclosure and Invention Assignment Agreement, in such form as determined by the Company in its sole discretion. This Option shall be forfeited in the event that the Optionee breaches any provision of the Invention Assignment Agreement or any other agreement between the Optionee and the Company with respect to noncompetition, nonsolicitation, assignment of inventions and contributions and/or nondisclosure obligations of the Optionee. In addition, the exercise of this Option shall be subject to the Optionee executing and becoming a party to the Voting Agreement and the Repurchase Agreement and such other agreements that the Company reasonably determines to be necessary and appropriate, and in such forms as determined by the Company in its sole discretion.

I. METHOD OF EXERCISE. This Option is exercisable by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”) or such other form as the Board may require, which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be completed by the Optionee and delivered to the Board. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price for the Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of the fully executed Exercise Notice accompanied by the aggregate Exercise Price. Notwithstanding the foregoing, no Exercised Shares shall be issued unless such exercise and issuance complies with the requirements relating to the administration of stock option plans and other applicable equity plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Class A Common Stock is listed or quoted, and the applicable laws of any foreign country or jurisdiction where stock grants or other applicable equity grants are made under the Plan; assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Shares.
Exercise of the Option may be conditioned upon the Optionee’s execution of the Voting Agreement, the Repurchase Agreement, a stock restrictions agreement, as well as such other agreements as the Board or the Committee may require. Such agreements may include terms and conditions that provide the Company and/or other shareholders with (i) a right of first refusal with respect to Exercised Shares, (ii) a right of the Company to repurchase Exercised Shares at the Shares’ Fair Market Value (provided that if the Optionee’s service or employment terminates for Cause, then the Company may have the right to repurchase the Exercised Shares at a price that is equal to the lesser of the Fair Market Value of the Exercised Shares or the exercise price paid by the Optionee for such Exercised Shares), (iii) “drag-along” rights in favor of the shareholders owning a majority of Shares of the Company, (iv) “market standoff” or “lock-up” conditions, and (v) such other terms and conditions as the Board or the Committee may require.
J. METHOD OF PAYMENT. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof:
1.	cash;

2.	check; or

3.	such other form of consideration as the Board shall determine in its discretion, provided that such form of consideration is permitted by the Plan and by applicable law, or pursuant to a cashless exercise procedure approved by the Board.
Upon exercise of the Option by the Optionee and prior to the delivery of such Exercised Shares, the Company shall have the right to require the Optionee to remit to the Company cash in an amount sufficient to satisfy applicable Federal and state tax withholding requirements.

K. TAX CONSEQUENCES OF OPTION. Some of the federal income tax consequences relating to the grant and exercise of this Option, as of the date of this Option, are set forth below. THE FOLLOWING DESCRIPTION OF FEDERAL INCOME TAX CONSEQUENCES IS NECESSARILY INCOMPLETE (AS THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE), AND ASSUMES THAT THE EXERCISE PRICE OF THIS OPTION IS NO LESS THAN THE FAIR MARKET VALUE OF THE CLASS A COMMON STOCK UNDERLYING THE OPTION AT THE DATE OF GRANT. MOREOVER, THIS SUMMARY ONLY ADDRESSES THE FEDERAL INCOME TAX CONSEQUENCES UNDER THE LAWS OF THE UNITED STATES, AND DOES NOT ADDRESS WHETHER AND HOW THE TAX LAWS OF ANY OTHER JURISDICTION MAY APPLY TO THIS OPTION OR TO THE OPTIONEE. ACCORDINGLY, THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF ANY EXERCISED SHARES.
Circular 230 Disclaimer: Nothing contained in this discussion of certain federal income tax considerations is intended or written to be used, and cannot be used, for the purpose of (i) avoiding tax-related penalties under the Internal Revenue Code or (ii) promoting, marketing, or recommending to another party any transactions or tax-related matters addressed herein.
1.	Grant of the Option. The grant of an Option generally will not result in the imposition of a tax under the federal income tax laws.

2.	Exercising the Option.

The Optionee may incur regular federal income tax liability upon exercise of a non-qualified stock option (“NSO”). The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an Employee or a former Employee, the Company will be required to withhold from his or her compensation or collect from the Optionee and pay to the applicable taxing authorities an amount in cash equal to a specified percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

3.	Disposition of Shares.

Upon disposition of the NSO Shares, the Optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for the NSO Shares plus any amount recognized as ordinary income upon exercise of the NSO. If the Optionee holds NSO Shares for at least one year, any gain (or loss) realized on disposition of the NSO Shares will be treated as long-term capital gain (or loss) for federal income tax purposes.

L. NON-TRANSFERABILITY OF OPTION. Unless otherwise consented to in advance in writing by the Board, this Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of the Plan and this Grant Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.
M. SECURITIES MATTERS. All Shares and Exercised Shares shall be subject to the restrictions on sale, encumbrance and other disposition provided by Federal or state law. The Company shall not be obligated to sell or issue any Shares or Exercised Shares pursuant to this Grant Agreement unless, on the date of sale and issuance thereof, such Shares are either registered under the Securities Act of 1933, as amended, and all applicable state securities laws, or are exempt from registration thereunder.
N. OTHER PLANS. No amounts of income received by the Optionee pursuant to this Grant Agreement shall be considered compensation for purposes of any pension or retirement plan, insurance plan or any other employee benefit plan of the Company or its subsidiaries, unless otherwise provided in such plan.
O. NO GUARANTEE OF CONTINUED SERVICE. THE OPTIONEE ACKNOWLEDGES AND AGREES THAT THE RIGHT TO EXERCISE SHARES PURSUANT TO THE EXERCISE SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING EMPLOYMENT WITH THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). THE OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS GRANT AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE EXERCISE SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT FOR THE EXERCISE PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH THE OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE EMPLOYMENT RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.
P. ENTIRE AGREEMENT; GOVERNING LAW. The Plan is incorporated herein by reference. The Plan and this Grant Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. This Grant Agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of Delaware.

By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Grant Agreement. The Optionee has reviewed the Plan and this Grant Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Agreement and fully understands all provisions of the Plan and this Grant Agreement. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions relating to the Plan and this Grant Agreement. The Optionee further agrees to notify the Company upon any change in the residence address indicated herein.

OPTIONEE	FOOTBALL FANATICS, INC.

By:

Date:	Date:

EXHIBIT A
FOOTBALL FANATICS, INC. 2008 EQUITY INCENTIVE PLAN
EXERCISE NOTICE
Football Fanatics, Inc.
Attention:
1. Exercise of Option. Effective as of today,                                         , 20     , the undersigned (the “Purchaser”) hereby elects to purchase                                          shares (the “Shares”) of the class A common stock, par value $0.001 per share, of Football Fanatics, Inc. (the “Company”) under and pursuant to the Football Fanatics, Inc. 2008 Equity Incentive Plan, as amended (the “Plan”) and the Stock Option Agreement dated                      (the “Option Agreement”). The purchase price for the Shares shall be $                     per share, or $                     in total as required by the Option Agreement.
2. Delivery of Payment, Voting Agreement and Repurchase Agreement. Purchaser herewith delivers to the Company the full purchase price for the Shares. Purchaser has signed, executed and become a party to the Voting Agreement, the Repurchase Agreement and any other agreement as required by the Board, and herewith delivers to the Company such duly executed agreements.
3. Rights as Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares covered by the Option, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance.
4. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.
5. Entire Agreement; Governing Law. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of Delaware.

Submitted by:	Accepted by:

PURCHASER	FOOTBALL FANATICS, INC.

By:

Print Name	Print Name/Title

Date:	Date: